Exhibit 5.2

GRAUBARD MILLER

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

June 19, 2015

E-compass Acquisition Corp.

6F/Tower, 2 West Prosper Centre

No.5, Guanghua Road

Chaoyang District

Beijing, 100020, P.R. China

Dear Sirs:

Reference is made to the Registration Statement on Form S-1 (“Registration Statement”) filed by E-compass Acquisition Corp. (the “Company”), a Cayman Islands corporation, under the Securities Act of 1933, as amended (“Act”), covering (i) 4,000,000 units (the “Firm Units”), each unit consisting of one ordinary share of the Company, par value $.0001 per share (the “Ordinary Shares”), and one right (“Right”) to receive one-seventh of an Ordinary Share upon the occurrence of certain events, representing a total of 4,000,000 Ordinary Shares and 4,000,000 Rights (entitling the holders to receive an aggregate of 571,429 Ordinary Shares), which the Company will sell to Cantor Fitzgerald & Co. (“Underwriter”), (ii) 600,000 units (the “Over-Allotment Units”), each unit identical to the units in the Firm Units, representing a total of 600,000 Ordinary Shares and 600,000 Rights (entitling the holders to receive an aggregate of 85,714 Ordinary Shares), which the Underwriter will have a right to purchase from the Company to cover over-allotments, if any, (iii) all of the Ordinary Shares and Rights included in the Firm Units and Over-Allotment Units and (iv) all of the Ordinary Shares issuable to the holders of the Rights included in the Firm Units and Over-Allotment Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1.         The Firm Units and Over-Allotment Units, when duly executed, issued and delivered against payment therefor in accordance with and in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.         The Rights included in the Firm Units and Over-Allotment Units, when duly executed in accordance with the Rights Agreement and issued and delivered against payment therefor in accordance with and in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller